Exhibit 99.1
For Immediate Release

Contacts:	Norman Black, Public Relations 404-828-7593 Andy Dolny, Investor Relations 404-828-8901
UPS RELEASES 2Q RESULTS
Earnings Decline Caused by Economic Weakness, Fuel Costs;
Supply Chain & Freight Continues to Exceed Expectations
     ATLANTA, July 22, 2008 — UPS (NYSE:UPS) today reported a 6.7% revenue increase in the second quarter but an 18.3% decline in diluted earnings per share to $0.85 compared to $1.04 the prior year. Increasing fuel costs and a stagnant U.S. economy caused the earnings decline in both the U.S. Domestic and International Package segments.
     In contrast, the Supply Chain and Freight segment posted a substantial improvement in profitability.
     “Although operating conditions in the second quarter were challenging, UPS firmly believes the long-term growth fundamentals for our company and for our industry are very favorable,” said Scott Davis, UPS chairman and CEO. “We are helping our customers manage through this difficult period while doing everything we can inside UPS to adapt to current conditions.”

Consolidated Results	2Q 2008		2Q 2007
Revenue	$13.00	B	$12.19	B
Operating profit	$1.45	B	$1.77	B
Operating margin	11.2%		14.5%
Average volume per day	15.0	M	15.0	M
Diluted earnings per share	$0.85		$1.04
     For the three months ended June 30, 2008, UPS delivered consolidated volume of 959 million packages, essentially unchanged from the second quarter last year. Revenue rose to $13.0 billion and revenue per piece increased 5.9%. Results were negatively affected by a 67% increase in fuel expense, a reduction in premium product volumes and weakness in U.S. imports.
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Cash Position
     For the first six months of 2008, free cash flow remained strong at $3.4 billion, including approximately $1 billion in U.S. federal cash tax benefits related to the company’s withdrawal from the Central States Pension Plan. The company also:
•	Purchased 34.8 million shares at a cost of $2.4 billion.
•	Paid dividends totaling $1.3 billion.
•	Invested $1.4 billion in capital expenditures.
•	Ended the quarter with $1.7 billion in cash and short-term investments.

U.S. Domestic Package	2Q 2008		2Q 2007
Revenue	$7.71	B	$7.58	B
Operating profit	$0.90	B	$1.19	B
Operating margin	11.7%		15.7%
Average volume per day	13.1	M	13.2	M
     The slow U.S. economy caused average daily volume in the United States to decline 1.3% in the quarter and also contributed to a more pronounced reduction in premium products than in the previous quarter. Volumes per day declined 6.1% for Next Day Air®, 2.3% for deferred air and 0.7% for ground. Consolidated revenue per piece rose 3.1%, increasing for all services.
     These factors, along with the rapid increase in fuel cost and the impact of the two-month lag in the application of the fuel surcharge, were responsible for the declines in second quarter operating results.
     During the quarter, UPS and DHL announced they were working on a 10-year agreement through which UPS would provide air lift for DHL’s express, deferred and international volume within the U.S. and between the U.S., Canada and Mexico.

International Package	2Q 2008		2Q 2007
Revenue	$2.95	B	$2.50	B
Operating profit	$407	M	$475	M
Operating margin	13.8%		19.0%
Average volume per day	1.93	M	1.80	M
     International results were negatively impacted by higher fuel costs, declining U.S. import volume and slower growth in premium services in the major regions of the world.
     Export volume increased an industry-leading 10.2%, aided by the calendar effect of an early Easter, which boosted growth rates by approximately 2%. However, volume growth slowed significantly through the quarter.
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     During the period, UPS continued its global investments. In the United Kingdom, the company completed network integration of Tamworth, its largest ground hub outside the U.S. In Asia, UPS announced construction of an intra-Asia hub in Shenzhen, China; initiated five weekly flights to Nagoya, Japan, and concluded the buyout of its joint venture partner in Korea.

Supply Chain and Freight	2Q 2008		2Q 2007
Revenue	$2.34	B	$2.11	B
Operating profit	$148	M	$98	M
Operating margin	6.3%		4.6%
     Segment revenue increased almost 11% with operating profit climbing more than 50%. Results were driven by the continued strong performance of the Forwarding and Logistics businesses. During the quarter, UPS announced an expansion of its logistics campus in Burlington, Ontario, to address healthcare and high-tech customers’ needs.
     UPS Freight LTL revenue grew 7.2%, but shipments declined 2.3% as a consequence of the stagnant U.S. economy. UPS Freight expanded its reliability guarantee on shipments to and from Canada and introduced time-in-transit enhancements to 1,000 lanes in the United States.
Outlook
     “Slow U.S. economic activity and fuel price increases hit us and our customers during the quarter,” said Kurt Kuehn, UPS’s chief financial officer. “Even though economists do not predict a recovery until 2009, we anticipate that the second half of 2008 will generate modestly better results than the first half, assuming business conditions do not worsen. Therefore, we are providing earnings-per-share guidance for 2008 within a range of $3.50 to $3.70. This translates to a range of $1.78-to-$1.98 for the second half compared to $1.72 for the first half.”
     Kuehn pointed out that comparisons to last year’s results would be more difficult in the third quarter and moderate in the fourth.
     “We are taking the necessary steps to control costs, add value for customers and grow our business while adjusting to the realities of today’s challenging environment,” Kuehn added.
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     UPS (NYSE: UPS) is the world’s largest package delivery company and a global leader in supply chain and freight services. With more than a century of experience in transportation and logistics, UPS is a leading global trade expert equipped with a broad portfolio of solutions. Headquartered in Atlanta, Ga., UPS serves more than 200 countries and territories worldwide. The company can be found on the Web at UPS.com. To get UPS news direct, visit pressroom.ups.com/RSS.
# # #
     EDITOR’S NOTE: UPS Chairman and CEO Scott Davis and CFO Kurt Kuehn will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. EDT today. That call is open to listeners through a live Webcast. To access the call, go to www.shareholder.com/UPS and click on “Earnings Webcast.”
     We supplement the reporting of our financial information determined under generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including, as applicable, “as adjusted” operating profit, operating margin, pre-tax income, net income and earnings per share. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans. We also provide the amount of our free cash flow to supplement our cash flow determined under GAAP. We define free cash flow as net cash from operating activities adjusted for capital expenditures, proceeds from disposals of property, plant and equipment, net change in finance receivables and other investing activities. We believe free cash flow is an important measure in assessing the generation of cash for discretionary investments and dividends.
     Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, net income and earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
     Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company’s strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, strikes, work stoppages and slowdowns, increases in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company’s Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.

United Parcel Service, Inc.
Selected Financial Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change

	2008	2007	$	%

(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$7,714	$7,579	$135	1.8%
International Package	2,948	2,500	448	17.9%
Supply Chain & Freight	2,339	2,110	229	10.9%

Total revenue	13,001	12,189	812	6.7%

Operating expenses:
Compensation and benefits	6,522	6,327	195	3.1%
Other	5,025	4,097	928	22.7%

Total operating expenses	11,547	10,424	1,123	10.8%

Operating profit:
U.S. Domestic Package	899	1,192	(293)	-24.6%
International Package	407	475	(68)	-14.3%
Supply Chain & Freight	148	98	50	51.0%

Total operating profit	1,454	1,765	(311)	-17.6%

Other income (expense):
Investment income	14	28	(14)	-50.0%
Interest expense	(104)	(61)	(43)	70.5%

Total other income (expense)	(90)	(33)	(57)	172.7%

Income before income taxes	1,364	1,732	(368)	-21.2%

Income tax expense	491	628	(137)	-21.8%

Net income	$873	$1,104	$(231)	-20.9%

Net income as a percentage of revenue	6.7%	9.1%

Per share amounts
Basic earnings per share	$0.86	$1.04	$(0.18)	-17.3%
Diluted earnings per share	$0.85	$1.04	$(0.19)	-18.3%

Weighted-average shares outstanding
Basic	1,021	1,060	(39)	-3.7%
Diluted	1,029	1,066	(37)	-3.5%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change

	2008	2007	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,648	$1,684	$(36)	-2.1%
Deferred	789	792	(3)	-0.4%
Ground	5,277	5,103	174	3.4%

Total U.S. Domestic Package	7,714	7,579	135	1.8%
International Package:
Domestic	622	517	105	20.3%
Export	2,145	1,834	311	17.0%
Cargo	181	149	32	21.5%

Total International Package	2,948	2,500	448	17.9%
Supply Chain & Freight:
Forwarding and Logistics	1,635	1,465	170	11.6%
Freight	596	549	47	8.6%
Other	108	96	12	12.5%

Total Supply Chain & Freight	2,339	2,110	229	10.9%

Consolidated	$13,001	$12,189	$812	6.7%

Consolidated volume (in millions)	959	962	(3)	-0.3%

Operating weekdays	64	64

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,183	1,260	(77)	-6.1%
Deferred	878	899	(21)	-2.3%
Ground	10,999	11,071	(72)	-0.7%

Total U.S. Domestic Package	13,060	13,230	(170)	-1.3%
International Package:
Domestic	1,127	1,077	50	4.6%
Export	798	724	74	10.2%

Total International Package	1,925	1,801	124	6.9%

Consolidated	14,985	15,031	(46)	-0.3%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$21.77	$20.88	$0.89	4.3%
Deferred	14.04	13.77	0.27	2.0%
Ground	7.50	7.20	0.30	4.2%
Total U.S. Domestic Package	9.23	8.95	0.28	3.1%
International Package:
Domestic	8.62	7.50	1.12	14.9%
Export	42.00	39.58	2.42	6.1%
Total International Package	22.46	20.40	2.06	10.1%
Consolidated	$10.93	$10.32	$0.61	5.9%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Financial Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2008	2007	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$15,449	$15,131	$318	2.1%
International Package	5,707	4,885	822	16.8%
Supply Chain & Freight	4,520	4,079	441	10.8%

Total revenue	25,676	24,095	1,581	6.6%

Operating expenses:
Compensation and benefits	13,022	12,668	354	2.8%
Other	9,707	8,304	1,403	16.9%

Total operating expenses	22,729	20,972	1,757	8.4%

Operating profit:
U.S. Domestic Package	1,858	2,133	(275)	-12.9%
International Package	828	846	(18)	-2.1%
Supply Chain & Freight	261	144	117	81.3%

Total operating profit	2,947	3,123	(176)	-5.6%

Other income (expense):
Investment income	71	42	29	69.0%
Interest expense	(238)	(110)	(128)	116.4%

Total other income (expense)	(167)	(68)	(99)	145.6%

Income before income taxes	2,780	3,055	(275)	-9.0%

Income taxes	1,001	1,108	(107)	-9.7%

Net income	$1,779	$1,947	$(168)	-8.6%

Net income as a percentage of revenue	6.9%	8.1%

Per share amounts
Basic earnings per share	$1.73	$1.83	$(0.10)	-5.5%
Diluted earnings per share	$1.72	$1.82	$(0.10)	-5.5%

Weighted average shares outstanding
Basic	1,029	1,065	(36)	-3.4%
Diluted	1,036	1,070	(34)	-3.2%

As adjusted income data:
U.S. domestic package (1)	$1,858	$2,345	$(487)	-20.8%
International package (1)	828	915	(87)	-9.5%
Supply chain and freight (1)	261	152	109	71.7%

Total operating profit	2,947	3,412	(465)	-13.6%

Income before income taxes (1)	$2,780	$3,344	$(564)	-16.9%
Net income (2)	$1,779	$2,131	$(352)	-16.5%
Basic earnings per share (2)	$1.73	$2.00	$(0.27)	-13.5%
Diluted earnings per share (2)	$1.72	$1.99	$(0.27)	-13.6%

(1)	2007 adjusted operating profit and income before income taxes exclude an impairment charge on Boeing 727 and 747 aircraft, and related engines and parts, of $221 million ($159 million U.S. Domestic Package and $62 million International Package), due to the acceleration of the planned retirement of these aircraft.

2007 adjusted operating profit and income before income taxes also exclude a charge related to the special voluntary separation opportunity (“SVSO”), which was accepted by 195, or 30%, of the eligible employees. We recorded a charge to expense of $68 million ($53 million U.S. Domestic Package, $7 million International Package, and $8 million Supply Chain & Freight), to reflect the cash payout and the acceleration of stock compensation and certain retiree healthcare benefits under the SVSO program.

(2)	2007 net income and earnings per share amounts exclude the after-tax impact of the charges described in (1), which total $184 million.
Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data — Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2008	2007	$ / #	%
Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,286	$3,337	$(51)	-1.5%
Deferred	1,594	1,594	—	0.0%
Ground	10,569	10,200	369	3.6%

Total U.S. Domestic Package	15,449	15,131	318	2.1%
International Package:
Domestic	1,205	1,028	177	17.2%
Export	4,167	3,581	586	16.4%
Cargo	335	276	59	21.4%

Total International Package	5,707	4,885	822	16.8%
Supply Chain & Freight:
Forwarding and Logistics	3,198	2,851	347	12.2%
Freight	1,109	1,037	72	6.9%
Other	213	191	22	11.5%

Total Supply Chain & Freight	4,520	4,079	441	10.8%

Consolidated	$25,676	$24,095	$1,581	6.6%

Consolidated volume (in millions)	1,927	1,930	(3)	-0.1%

Operating weekdays	128	128

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,191	1,253	(62)	-4.9%
Deferred	894	918	(24)	-2.6%
Ground	11,069	11,089	(20)	-0.2%

Total U.S. Domestic Package	13,154	13,260	(106)	-0.8%
International Package:
Domestic	1,114	1,095	19	1.7%
Export	788	723	65	9.0%

Total International Package	1,902	1,818	84	4.6%

Consolidated	15,056	15,078	(22)	-0.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$21.55	$20.81	$0.74	3.6%
Deferred	13.93	13.57	0.36	2.7%
Ground	7.46	7.19	0.27	3.8%
Total U.S. Domestic Package	9.18	8.91	0.27	3.0%
International Package:
Domestic	8.45	7.33	1.12	15.3%
Export	41.31	38.70	2.61	6.7%
Total International Package	22.07	19.81	2.26	11.4%
Consolidated	$10.80	$10.23	$0.57	5.6%

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30, 2008
Net cash from operations	$5,019
Capital expenditures	(1,387)
Proceeds from disposals of PP&E	71
Net change in finance receivables	(66)
Other investing activities	(254)

Free cash flow	$3,383

Amounts are subject to reclassification.